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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


Boyd Gaming Corporation and Subsidiaries:

We consent to the incorporation by reference in Registration Statements No. 33-17941, No. 33-76484, and No. 33-85022 on Form S-8 of Boyd Gaming Corporation and Subsidiaries of our report dated February 18, 1998, appearing in and incorporated by reference in this Transition Report on Form 10-K of Boyd Gaming Corporation for the six month period ended December 31, 1997.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 30, 1998


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